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                                                                      Exhibit 21

         MAXCOR FINANCIAL GROUP INC.
         SUBSIDIARIES OF THE REGISTRANT


                                                                 JURISDICTION
      SUBSIDIARY                                                OF INCORPORATION
---------------------------------------                         ----------------

EURO BROKERS INVESTMENT CORPORATION                                DELAWARE

EURO BROKERS HOLDINGS INC.                                         NEW YORK

EURO BROKERS INC.                                                  NEW YORK

MAXCOR FINANCIAL  INC.                                             NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                             DELAWARE

MAXCOR FINANCIAL SERVICES INC.                                     DELAWARE

MAXCOR INFORMATION INC.                                            DELAWARE

E-B FUNDING CORPORATION                                            DELAWARE

EURO BROKERS HOLDINGS LTD.                                         ENGLAND

EURO BROKERS FINACOR LTD.                                          ENGLAND

EURO BROKERS FINANCIAL SERVICES LTD.                               ENGLAND

EURO BROKERS SERVICES LTD.                                         ENGLAND

EURO BROKERS TOKYO INC.                                            DELAWARE

YAGI EURO CORPORATION                                              JAPAN

EURO BROKERS CANADA, LTD.                                          CANADA

EURO BROKERS MEXICO, S.A. de C.V.                                  MEXICO

EURO BROKERS (SWITZERLAND) S.A.                                    SWITZERLAND